Exhibit 99.1
FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION® ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 RESULTS
SAN FRANCISCO, February 3, 2011 — AMB Property Corporation® (NYSE: AMB), a leading owner, operator and developer of global industrial real estate, today reported results for the fourth quarter and full year 2010. Core FFO, as adjusted, which excludes the recognition of development gains, was $0.32 for the fourth quarter of 2010 and $1.22 for the full year 2010 compared to $0.32 and $1.46 respectively for the same periods in 2009. Funds from operations, as adjusted, per fully diluted share and unit (“FFOPS, as adjusted”), which includes the recognition of development gains, was $0.33 for the fourth quarter 2010 and $1.27 for the full year 2010 compared to $0.32 and $2.09 respectively for the same periods in 2009. The year-over-year change in FFO, as adjusted, was primarily due to higher development gains recognized in 2009.
Net income (loss) available to common stockholders per fully diluted share (“EPS”) for the fourth quarter of 2010 was $0.03, as compared to a loss of $(0.05) for the same quarter in 2009. EPS for the full year 2010 was $0.06 as compared to a loss of $(0.37) for 2009.
“We made significant progress on our top priorities for the year as reflected in our financial performance. Due to the efforts of our teams around the world we leased a record 32 million square feet and our cash-basis same store NOI turned positive for the first time in two years,” said Hamid R. Moghadam, chairman and CEO. “As the leading indicators of demand for industrial real estate continue to strengthen and customer sentiment further improves, we believe this will lead to an increase in space utilization and new demand in 2011.”
Owned and Managed Portfolio Operating Results
The company’s operating results were slightly higher than expectations for the fourth quarter. AMB’s operating portfolio was 93.7 percent occupied at December 31, 2010, up 110 basis points from September 30, 2010. Cash-basis same store net operating income (“SS NOI”), without the effects of lease termination fees, increased 0.9 percent during the fourth quarter of 2010 compared with the same period in 2009, driven by increases in occupancy. This increase in quarterly SS NOI marked the first positive year-over-year performance since the fourth quarter of 2008. SS NOI for the full year 2010 decreased 3.2 percent. Average rent on renewals and rollovers in AMB’s operating portfolio decreased 11.9 percent for the trailing four quarters ended December 31, 2010.
Leasing Activity
During the fourth quarter, the company leased a total of 7.7 million square feet (715,400 square meters) of its operating portfolio, consistent with leasing volume in the fourth quarter of 2009. The company leased a record 32.0 million square feet (2.9 million square meters) in the full year 2010. The company leased 1.2 million square feet (115,000 square meters) of its development portfolio in the fourth quarter and more than 5.7 million square feet (530,500 square meters) in the full year 2010.

Capital Deployment
During 2010, the company continued to invest capital opportunistically. During the fourth quarter, the company deployed approximately $230.2 million of capital. For the year ended December 31, 2010, capital deployment totaled $832.2 million, which included:
•	$343.3 million in acquisitions at a stabilized capitalization rate of 7.0 percent, composed of 16 properties totaling approximately 4.8 million square feet;
•	$300.0 million into its open-end funds, consisting of $200.0 million in AMB U.S. Logistics Fund and $100 million in AMB Europe Logistics Fund;
•	$102.9 million of new development starts in Brazil, China and Mexico; and
•	$86.0 million in mezzanine debt.
The company completed dispositions totaling $56.0 million in the fourth quarter at a stabilized capitalization rate of 7.4 percent, and completed dispositions and contributions totaling $153.3 million in the full year 2010, at a stabilized capitalization rate of 7.3 percent.
Private Capital Activity
During the fourth quarter, the company raised $355.1 million of new third-party capital. For the year ended December 31, 2010, new commitments in the company’s co-investment vehicles totaled approximately $1.4 billion, including $781.4 million of new third-party equity, AMB’s investment of $300 million into the company’s open-end funds and AMB’s commitment of $280 million to AMB Mexico Fondo Logistico and AMB Brazil Logistics Partners Fund I.
New third-party equity raised in 2010 included:
•	$312.3 million committed to the company’s two open-end funds, AMB U.S. Logistics Fund and AMB Europe Logistics Fund;
•	$252.2 million (3.3 billion Pesos) contributed to AMB Mexico Fondo Logistico, which was formed in the third quarter. The venture’s overall equity commitment is $315.3 million, including AMB’s 20 percent co-investment; and
•	$216.9 million (R$360 million) committed to AMB Brazil Logistics Partners Fund I, which was formed in fourth quarter. The fund overall equity commitment is $433.8 million (R$720 million), including AMB’s 50 percent co-investment.
Financing Activities
The company completed more than $1.9 billion of financings during the fourth quarter. This activity included $1.5 billion of wholly-owned debt consisting of the renewal of its two lines of credit, a corporate term loan, a new bond issuance, and $391 million for its co-investment ventures in Europe, Japan and the U.S. For the year ended December 31, 2010, the company completed financings of approximately $4.0 billion. These transactions further improved and extended the weighted average remaining life of the company’s share of debt to 4.8 years from 3.8 years at an average interest rate of 4.6 percent. As of December 31, 2010, the company’s share of total debt to share of total assets was 43 percent, which includes its share of joint venture debt.
“We had a busy year on the financing front as we successfully took the opportunity to lock in favorable interest rates to further enhance our debt maturity profile,” said Thomas S. Olinger, AMB’s chief financial officer. “We completed approximately $3 billion of activity in the second half of 2010, which was a record for us.”
As of December 31, 2010, the company’s liquidity was approximately $1.6 billion, consisting of approximately $1.4 billion of availability on its lines of credit and more than $260 million of unrestricted cash and cash equivalents.
FFO Guidance
The company maintains its previous full-year 2011 Core FFO, as adjusted, guidance of $1.30 to $1.40 per share, which excludes the recognition of gains and losses from development activities, early debt extinguishment costs and restructuring charges. The company’s 2011 Core FFO, as adjusted, guidance excludes any impact from the proposed merger with ProLogis.
Conference Call Information
The company will host a conference call to discuss the quarterly and full year 2010 results on Thursday, February 3 at 10:00 AM PST / 1:00 PM EST. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada) or +1 706 643 7823 (from all other countries) and using reservation code 35044740. A webcast can be accessed through the company’s website at www.amb.com in the Investor Relations section.
If you are unable to listen to the live conference call, a telephone and webcast replay will be available through the company’s website at www.amb.com in the Investor Relations section until 8:00 PM EST / 5:00 PM PST on Friday, March 4, 2011 at 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries) with the reservation code 35044740. The webcast and podcast will be available for the same time period and can be accessed through the company’s website at www.amb.com in the Investor Relations section.
Supplemental Earnings Measures
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFO, as adjusted, FFOPS, as adjusted, Core FFO, as adjusted, and Core FFOPS, as adjusted (the “FFO Measures, as adjusted”), are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures, as adjusted when assessing the company’s financial performance and the limitations of the FFO Measures, as adjusted, as a measurement tool. Reconciliation from net income (loss) available to common stockholders to the FFO Measures, as adjusted are provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
AMB defines net operating income (“NOI”) as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers cash-basis same store net operating income (“SS NOI”) to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2008. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. A reconciliation from net income (loss) to SS NOI is provided below (dollars in thousands) and published in AMB’s quarterly supplemental analyst package, available on AMB’s website at www.amb.com.

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss)	$11,309	$(10,102)	$33,594	$(27,960)
Private capital income	(9,001)	(10,615)	(30,860)	(38,013)
Depreciation and amortization	51,353	50,718	196,636	175,334
Real estate impairment losses	—	—	—	172,059
General and administrative and fund costs	33,783	31,369	125,155	116,404
Restructuring charges	—	2,544	4,874	6,368
Total other income and expenses	27,852	39,693	108,773	89,170
Total discontinued operations	(5,698)	(2,938)	(24,242)	(96,222)

NOI	109,598	100,669	413,930	397,140
Less non same-store NOI	(22,592)	(15,805)	(73,535)	(47,582)
Less non cash adjustments(1)	(2,129)	(1,596)	(9,045)	(2,803)

Cash-basis same-store NOI	$84,877	$83,268	$331,350	$346,755

Less lease termination fees	$(177)	$(247)	$(3,059)	$(2,692)

Cash-basis same-store NOI, excluding lease termination fees	$84,700	$83,021	$328,291	$344,063

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only (dollars in thousands).
“Owned and managed” is defined by the company as assets in which the company has at least a 10 percent ownership interest, is the property or asset manager, and which it currently intends to hold for the long-term.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2010, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 159.6 million square feet (14.8 million square meters) in 49 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as those related to positive net absorption, future investments in our co-investment ventures and joint ventures, renewal of our lines of credit, future financing activity, ability to access attractive financing globally, taking advantage of current interest rates and term out our debt maturities, our growth opportunities, retention of our target leverage levels, operating forecasts, the recovery of our operating performance, improvements in the operating environment and customer demand, long term prospects for AMB and industrial real estate, the recovery of leading business indicators, estimated build-out potential of AMB’s acquisitions, estimated total investment of development starts, and 2010 and 2011 results and Core FFO, as adjusted, guidance, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,”

“intends,” “plans,” “forecasting”, “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of the future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance of results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks (including inflation risks); the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; the company’s failure to successfully integrate acquired properties and operations; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing the company’s dividends; losses in excess of the company’s insurance coverage; changes in local, state law and regulatory requirements, including changes in real estate, tax and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2009.
AMB CONTACTS

Tracy A. Ward	Jon M. Boilard
Vice President, IR & Corporate Communications	Director, Media and Public Relations
Direct +1 415 733 9565	Direct +1 415 733 9561
Email tward@amb.com	Email jboilard@amb.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues
Rental revenues	$156,057	$149,052	$602,640	$580,411
Private capital revenues	9,001	10,615	30,860	38,013

Total revenues	165,058	159,667	633,500	618,424
Costs and expenses
Property operating costs	(46,459)	(48,383)	(188,710)	(183,271)
Depreciation and amortization	(51,353)	(50,718)	(196,636)	(175,334)
General and administrative	(33,605)	(31,131)	(124,364)	(115,342)
Restructuring charges	—	(2,544)	(4,874)	(6,368)
Fund costs	(178)	(238)	(791)	(1,062)
Real estate impairment losses	—	—	—	(172,059)
Other expenses(1)	(1,946)	(2,176)	(3,197)	(8,681)

Total costs and expenses	(133,541)	(135,190)	(518,572)	(662,117)
Other income and expenses
Development profits, net of taxes	1,020	1,368	6,739	35,874
Equity in earnings of unconsolidated joint ventures, net	4,956	3,824	17,372	11,331
Other income (expense)(1)	1,507	(323)	3,543	3,440
Interest expense, including amortization	(33,036)	(30,772)	(130,338)	(118,867)
Loss on early extinguishment of debt	(353)	(11,614)	(2,892)	(12,267)

Total other income and expenses, net	(25,906)	(37,517)	(105,576)	(80,489)

Income (loss) from continuing operations	5,611	(13,040)	9,352	(124,182)
Discontinued operations
Income attributable to discontinued operations	1,193	1,358	3,994	4,502
Development profits, net of taxes	—	—	—	53,002
Gains from sale of real estate interests, net of taxes	4,505	1,580	20,248	38,718

Total discontinued operations	5,698	2,938	24,242	96,222

Net income (loss)	11,309	(10,102)	33,594	(27,960)
Noncontrolling interests’ share of net income (loss)
Joint venture partners’ share of net income	(2,058)	(2,234)	(6,278)	(11,063)
Joint venture partners’ and limited partnership unitholders’ share of development profits, net of taxes	(16)	(942)	(109)	(3,308)
Preferred unitholders	—	—	—	(4,295)
Limited partnership unitholders	(83)	161	(88)	3,625

Total noncontrolling interests’ share of net income (loss)	(2,157)	(3,015)	(6,475)	(15,041)

Net income (loss) attributable to AMB Property Corporation	9,152	(13,117)	27,119	(43,001)
Preferred stock dividends	(3,950)	(3,950)	(15,806)	(15,806)
Preferred unit redemption discount	—	9,759	—	9,759
Allocation to participating securities(2)	(337)	(257)	(1,346)	(1,029)

Net income (loss) available to common stockholders	$4,865	$(7,565)	$9,967	$(50,077)

Net income (loss) per common share (diluted)	$0.03	$(0.05)	$0.06	$(0.37)

Weighted average common shares (diluted)	167,311	147,047	161,988	134,321

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and twelve months ended December 31, 2010 of $1,069 and $1,460, respectively, and for the three and twelve months ended December 31, 2009 of $969 and $7,823, respectively.

(2)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and twelve months ended December 31, 2010, there were 1,202 unvested restricted shares outstanding. For the three and twelve months ended December 31, 2009, there were 920 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS, AS ADJUSTED (1)
(in thousands, except per share data)

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2010	2009	2010	2009

Net income (loss) available to common stockholders	$4,865	$(7,565)	$9,967	$(50,077)
Gains from sale or contribution of real estate interests, net of taxes	(4,505)	(1,580)	(20,248)	(38,718)
Depreciation and amortization
Total depreciation and amortization	51,353	50,718	196,636	175,334
Discontinued operations’ depreciation	69	1,208	3,447	6,602
Non-real estate depreciation	(1,906)	(2,576)	(8,432)	(8,593)
Adjustment for depreciation on development profits	—	—	(1,546)	—
Adjustments to derive FFO, as adjusted from noncontrolling interests
Joint venture partners’ noncontrolling interests (Net income)	2,058	2,234	6,278	11,063
Limited partnership unitholders’ noncontrolling interests (Net income (loss))	83	(161)	88	(3,625)
Limited partnership unitholders’ noncontrolling interests (Development profits)	16	11	133	2,377
FFO, as adjusted attributable to joint venture partners’ noncontrolling interests	(7,454)	(7,245)	(28,251)	(31,571)
Adjustments to derive FFO, as adjusted from unconsolidated joint ventures
AMB’s share of net income	(4,956)	(3,824)	(17,372)	(11,331)
AMB’s share of FFO, as adjusted	16,070	12,549	61,903	47,549
Adjustments for impairments, restructuring charges and debt extinguishment
Real estate impairment losses	—	—	—	172,059
Discontinued operations’ real estate impairment losses	—	—	—	9,794
Restructuring charges	—	2,544	4,874	6,368
Loss on early extinguishment of debt	353	11,614	2,892	12,267
Preferred unit redemption discount	—	(9,759)	—	(9,759)
Allocation to participating securities(2)	(58)	(37)	(182)	(898)

Funds from operations, as adjusted(1)	$55,988	$48,131	$210,187	$288,841

FFO, as adjusted per common share and unit (diluted)	$0.33	$0.32	$1.27	$2.09

Weighted average common shares and units (diluted)	171,752	150,993	166,127	137,904

Core Funds From Operations, as adjusted
Funds from operations, as adjusted	$55,988	$48,131	$210,187	$288,841
Development profits, net of taxes	(1,020)	(1,368)	(6,739)	(88,876)
Joint venture partners’ and limited partnership unitholders’ share of development profits, net of taxes	16	942	61	3,308
Limited partnership unitholders’ noncontrolling interests (Development profits)	(16)	(11)	(133)	(2,377)
AMB’s share of development gains from unconsolidated joint ventures	—	248	(9)	(271)
Allocation to participating securities(2)	7	1	49	585

Core Funds From Operations, as adjusted(1)	$54,975	$47,943	$203,416	$201,210

Core FFO, as adjusted per common share and unit (diluted)	$0.32	$0.32	$1.22	$1.46

Weighted average common shares and units (diluted)	171,752	150,993	166,127	137,904

(1)	Funds From Operations, as adjusted, (“FFO, as adjusted”), Funds From Operations, Per Share and Unit, as adjusted (“FFOPS, as adjusted”), Core FFO, as adjusted, and Core FFO Per Share and Unit, as adjusted (“Core FFOPS, as adjusted”) (together with FFO, as adjusted, FFOPS, as adjusted, Core FFO, as adjusted and Core FFOPS, as adjusted, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted), FFO per share and unit, as adjusted (or FFOPS, as adjusted), Core FFO, as adjusted and Core FFO per share and unit, as adjusted (or Core FFOPS, as adjusted) to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income ( or loss) available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. AMB defines Core FFOPS, as adjusted as Core FFO, as adjusted per fully diluted weighted share of AMB’s common stock and operating partnership units. AMB calculates Core FFO, as adjusted as FFO, as adjusted excluding AMB’s share of development profits. These calculations also include adjustments for items as described below.

Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO as adjusted.

In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, debt extinguishment losses and the Series D preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The Series D preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the Series D preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.

AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.

See Consolidated Statements of Funds from Operations, as adjusted for a reconciliation of FFO, as adjusted, from net income (loss) available to common stockholders and a reconciliation of Core FFO, as adjusted from FFO, as adjusted.

The following table reconciles projected Core FFO, as adjusted, from projected net income (loss) available to common stockholders for the year ended December 31, 2011:

	2011
	Low	High
Projected net (loss) income available to common stockholders	$(0.03)	$0.07
AMB’s share of projected depreciation and amortization	1.36	1.36
AMB’s share of depreciation on development profits recognized to date	—	—
AMB’s share of gains on dispositions of operating properties recognized to date	—	—
Loss on early extinguishment of debt	—	—
Restructuring charges	—	—
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations, as adjusted (FFO, as adjusted)	$1.30	$1.40

AMB’s share of development gains recognized to date	—	—

Projected Core FFO, as adjusted(3)	$1.30	$1.40

Amounts are expressed per share, except FFO, as adjusted and Core FFO, as adjusted, which are expressed per share and unit.

(2)	Represents amount of FFO, as adjusted allocated to outstanding unvested restricted shares. For the three and twelve months ended December 31, 2010, there were 1,202 unvested restricted shares. For the three and twelve months ended December 31, 2009, there were 920 unvested restricted shares.

(3)	As development gains are difficult to predict in the current economic environment, management believes Core FFO, as adjusted, is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	December 31, 2010	December 31, 2009

Assets
Investments in real estate
Total investments in properties	$6,906,176	$6,708,660
Accumulated depreciation and amortization	(1,268,093)	(1,113,808)

Net investments in properties	5,638,083	5,594,852
Investments in unconsolidated joint ventures	883,241	462,130
Properties held for sale or contribution, net	242,098	214,426

Net investments in real estate	6,763,422	6,271,408
Cash and cash equivalents and restricted cash	228,415	206,077
Accounts receivable, net	167,735	155,958
Other assets	213,323	208,515

Total assets	$7,372,895	$6,841,958

Liabilities and equity
Liabilities
Secured debt	$962,434	$1,096,554
Unsecured senior debt	1,685,956	1,155,529
Unsecured credit facilities	268,933	477,630
Other debt	413,976	482,883
Accounts payable and other liabilities	339,474	338,042

Total liabilities	3,670,773	3,550,638
Equity
Stockholders’ equity
Common equity	3,097,311	2,716,604
Preferred equity	223,412	223,412

Total stockholders’ equity	3,320,723	2,940,016
Noncontrolling interests
Joint venture partners	325,590	289,909
Limited partnership unitholders	55,809	61,395

Total noncontrolling interests	381,399	351,304

Total equity	3,702,122	3,291,320

Total liabilities and equity	$7,372,895	$6,841,958